As filed with the Securities and Exchange Commission on October 1,1997
                                       Registration No. 333-[______]
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                                FMC CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                                                    94-0479804
(State or other jurisdiction of                              (I.R.S.Employer
incorporation or organization)                            Identification Number)

                            200 East Randolph Drive
                            Chicago, Illinois  60601
                                  312/861-6000
                    (Address of principal executive offices)


          UNITED DEFENSE LIMITED PARTNERSHIP SALARIED EMPLOYEES' PLAN
                  UNITED DEFENSE LIMITED PARTNERSHIP YORK PLAN
   UNITED DEFENSE LIMITED PARTNERSHIP 401(K) PLAN FOR EMPLOYEES COVERED BY A
                        COLLECTIVE  BARGAINING AGREEMENT
                           (Full title of the plans)


                               Charlotte M. Smith
               Assistant Secretary and Associate General Counsel
                                FMC Corporation
                            200 East Randolph Drive
                            Chicago, Illinois  60601
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of securities to be    Amount to be registered   Proposed maximum       Proposed maximum       Amount of registration
registered                                             offering price per     aggregate offering             fee(1)
                                                       share(1)               price(1)
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Common Shares $.10 par         2,250,000(2)             $88.94                $200,115,000            $60,640.91
value
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(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the Common Shares on the NYSE on September 29, 1997.
(2) Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional shares offered under the Plans in order to reflect share splits, share dividends, mergers and other capital changes.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers and indeterminate amount of interests in the Plans to be offered or sold pursuant to the terms herein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          ------------------------------------------------

     The following documents filed by FMC Corporation, a Delaware corporation, (the "Company") with the Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated by reference:

1. FMC Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

3. The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act dated May 12, 1986, relating to the Company's Plan of Recapitalization and the listing of the Common Stock on the New York, Chicago and Pacific Stock Exchanges.

4. The description of the Company's Rights, with respect to Common Shares, contained in the "Description of Registrant's Securities to be Registered" of the Company's Registration Statement on Form 8-A filed with the Commission on March 18, 1986 as amended by the Company's Form 8 Amendment to Application filed with the Commission on February 27, 1988 and the Company's Form 8-A/A filed with the Commission on February 12, 1996.

5. All documents filed by the Company or the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not applicable.


Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also states that the indemnification provided for in such section shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     The Registrant's Certificate of Incorporation provides that a current or former director shall not be liable to the Registrant or its shareholders for damages for any breach of fiduciary duty except under those circumstances set forth in Section 102(b)(7) of the Delaware General Corporation Law.

     The Registrant's By-Laws provide for indemnification, to the fullest extent permitted by applicable law, of any of its directors and officers who are, or have been, or are threatened to be, made a party to an action or proceeding, whether civil or criminal, by reason of the fact that such director or officer is a director or officer of the Registrant, against any judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. The By-Laws also provide that additional indemnification may be provided by the Registrant to any other person to the extent permitted by applicable law.

     The Registrant has purchased directors' and officers' liability insurance in the amounts and subject to the conditions set forth in such policies covering certain liabilities incurred by its officers and directors in connection with the performance of their respective duties.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.


Item 8.   Exhibits.
          ---------

          See Index to Exhibits.

Item 9.   Undertakings.
          -------------

          1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2.   The Registrant hereby undertakes:

               a. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1))(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacities indicated, in the City of Chicago, State of Illinois, on the 26th day of September, 1997.

                              FMC CORPORATION

                              By: /s/ Michael J. Callahan
                                  -------------------------------------
                                  Michael J. Callahan
                                  Executive Vice President-Finance


                              UNITED DEFENSE LIMITED PARTNERSHIP SALARIED
                              EMPLOYEES' PLAN

                              By: United Defense, L.P.

                                  By:  FMC Corporation
                                  Its: General Partner

                                  By: /s/ Michael J. Callahan
                                       --------------------------------
                                       Michael J. Callahan
                                       Executive Vice President-Finance


                              UNITED DEFENSE LIMITED PARTNERSHIP YORK PLAN

                              By: United Defense, L.P.

                                  By:  FMC Corporation
                                  Its: General Partner

                                  By: /s/ Michael J. Callahan
                                       --------------------------------
                                       Michael J. Callahan
                                       Executive Vice President-Finance


                              UNITED DEFENSE LIMITED PARTNERSHIP 401(K) PLAN FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT

                              By: United Defense, L.P.

                                  By:  FMC Corporation
                                  Its: General Partner

                                  By: /s/ Michael J. Callahan
                                       --------------------------------
                                       Michael J. Callahan
                                       Executive Vice President-Finance

          Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on the 26th day of September, 1997.


SIGNATURE                       TITLE
--------------                  -----

ROBERT N. BURT*                 Chairman of the Board and Chief
------------------------        Executive Officer
ROBERT N. BURT

MICHAEL J. CALLAHAN             Executive Vice President-Finance
------------------------        (Principal Financial Officer)
MICHAEL J. CALLAHAN

RONALD D. MAMBU                 Controller
------------------------        (Principal Accounting Officer)
RONALD D. MAMBU

LARRY D. BRADY*                 Director
------------------------
LARRY D. BRADY

B.A. BRIDGEWATER, JR.*          Director
------------------------
B.A. BRIDGEWATER, JR.

PATRICIA A. BUFFLER*            Director
------------------------
PATRICIA A. BUFFLER

ALBERT J. COSTELLO*             Director
------------------------
ALBERT J. COSTELLO

                                Director
------------------------
PAUL L. DAVIES, JR.

JEAN A. FRANCOIS-PONCET*        Director
------------------------
JEAN A. FRANCOIS-PONCET

PEHR G. GYLLENHAMMAR*           Director
------------------------
PEHR G. GYLLENHAMMAR

EDWARD C. MEYER*                Director
------------------------
EDWARD C. MEYER

                                Director
------------------------
E.J. MOONEY

WILLIAM F. REILLY*              Director
------------------------
WILLIAM F. REILLY

JAMES R. THOMPSON*              Director
------------------------
JAMES R. THOMPSON

CLAYTON YEUTTER*                Director
------------------------
CLAYTON YEUTTER

*By: /s/ Michael J. Callahan
     --------------------------------
     MICHAEL J. CALLAHAN
     (Attorney-in-Fact)

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                      Description of Exhibit
 No.
-------                      ----------------------


4.1             Restated Certificate of Incorporation
                of the Company as filed on July 11,
                1986 (incorporated by reference from
                Exhibit 3.1 to the Form SE filed on
                March 25, 1993)

4.2             Amendment to Restated Certificate of
                Incorporation filed on April 30, 1987
                (incorporated by reference from Exhibit
                3.2 to the Form SE filed on March 25,
                1993)

4.3             Amended and Restated By-Laws of the
                Company, as amended (incorporated by
                reference from Exhibit 4.3 to Form S-8
                Registration Statement No. 333-18383
                filed on December 18, 1996)

4.4             Amended and Restated Rights Agreement
                dated as of February 19, 1988, between
                the Company and Harris Trust and
                Savings Bank (incorporated by reference
                from Exhibit 4 to the Form SE filed on
                March 25, 1993)

4.5             Amendment to Amended and Restated
                Rights Agreement, dated February 9,
                1996, between the Company and Harris
                Trust and Savings Bank (incorporated by
                reference from Exhibit 1 to the Form
                8-K filed on February 9, 1996)

4.6             United Defense Limited Partnership Salaried
                Employees' Plan

4.7             Amendment to United Defense Limited Partnership
                Salaried Employees' Plan

4.8             United Defense Limited Partnership York
                Plan

4.9             Amendment to United Defense Limited Partnership
                York Plan

4.10 United Defense Limited Partnership 401(k) Plan for Employees Covered by a Collective Bargaining
                Agreement

4.11            Amendment to United Defense Limited Partnership
                401(k) Plan for Employees Covered by a Collective
                Bargaining Agreement

5               Opinion of Charlotte M. Smith on the
                legality of the Common Shares

23.1            Consent of KPMG Peat Marwick LLP

23.2 Consent of Charlotte M. Smith (included in the Opinion filed as Exhibit 5)

24              Powers of Attorney of certain officers
                and directors of the Company